UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2017 (December 5, 2017)

CRANE CO.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation )	1-1657 (Commission File No.)	13-1952290 (IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT (Address of principal executive offices)	06902 (Zip code)

Registrant’s telephone number, including area code: 203-363-7300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On December 5, 2017, Crane Co. entered into an Agreement and Plan of  Merger (the “Merger Agreement”) among Crane Co., Crane & Co., Inc., a Massachusetts corporation (“Crane Currency”), FC Development Corp., a Massachusetts corporation and a wholly owned transitory subsidiary of Crane Co., and Shareholder Representative Services LLC, a Colorado limited liability company as  representative of the equityholders of Crane Currency, pursuant to which Crane Co. will acquire Crane Currency for a base purchase price of $800 million on a cash-free, debt-free basis.

At the closing, all outstanding equity awards and stock of Crane Currency will be exchanged for their pro-rata share of the purchase price, minus any applicable equity award exercise price, and the transitory subsidiary of Crane Co. will merge with and into Crane Currency, with Crane Currency surviving as a wholly owned subsidiary of Crane Co.

The Merger Agreement contains a purchase price adjustment which takes into account Crane Currency’s net working capital, cash, the assumption by Crane Co. of certain debt-like items, and Crane Currency’s transaction expenses.

Certain funds will be held in a general escrow fund following the closing to cover the sellers’ indemnification obligations, the purchase price adjustments and certain other adjustments; after determination of the purchase price adjustment, any amount owed to Crane Co. would be disbursed from the general escrow fund, and 50% of any remaining funds in the general escrow fund in excess of $4 million would then be released to the Crane Currency equityholders.  In addition, certain funds will be held in a separate escrow fund to cover outstanding receivables and inventory related to contract obligations with the Venezuelan government and related compliance and contractual liability concerns.  Following the closing, the liability of the former equityholders of Crane Currency is limited to amounts held in the escrow accounts.

The Merger Agreement provides for the closing to occur on the later of (a) January 10, 2018, and (b) the second business day after all closing conditions have been satisfied or waived. The Merger Agreement contains customary representations and warranties on behalf of Crane Currency and Crane Co.  The obligations of both parties to consummate the merger are subject to the satisfaction of customary conditions, including obtaining any necessary regulatory approvals.

Crane Co. has also entered into a commitment letter (the “Commitment Letter”) with Wells Fargo Bank, National Association and Wells Fargo Securities, LLC (together, “Wells Fargo”) pursuant to which Wells Fargo will provide $350 million of debt financing, subject to the terms and conditions thereof. The debt financing, together with cash on hand, will provide the funds necessary to finance the transaction and related expenses.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, as well as the Commitment Letter, does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement and the Commitment Letter, copies of which are filed as Exhibit 2.1 and Exhibit 99.1, respectively, to this Form 8-K and are incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure

On December 5, 2017, Crane Co. issued a press release announcing that Crane Co. had agreed to aquire Crane Currency on the terms and subject to the conditions set forth in the Merger Agreement.  On December 5, 2017, Crane Co. posted an investor presentation regarding the transaction on its website at http://www.ircraneco.com.  A copy of the press release and the investor presentation are furnished as Exhibit 99.2 and Exhibit 99.3 hereto.
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The information contained in this Item 7.01 and in Exhibit 99.2 and Exhibit 99.3 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of Crane Co.’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	None

(d)	Exhibits

2.1	Merger Agreement dated as of December 5, 2017
99.1	Commitment Letter dated as of December 5, 2017
99.2	Press Release issued by Crane Co. on December 5, 2017
99.3	Investor Presentation of Crane Co. dated December 6, 2017

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

Dated: December 5, 2017	By:	/s/ August I. duPont
August I. duPont
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Merger Agreement dated as of December 5, 2017
99.1	Commitment Letter dated as of December 5, 2017
99.2	Press Release issued by Crane Co. on December 5, 2017
99.3	Investor Presentation of Crane Co. dated December 6, 2017

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